          John H. Lively

                                                                                                          The Law Offices of John H. Lively & Associates, Inc.

                                                                                                          A member firm of The 1940 Act Law Group

                                                                                                          11300 Tomahawk Creek Parkway, Suite 310

           Leawood, KS  66211

           Phone: 913.660.0778   Fax: 913.660.9157

           john.lively@1940actlawgroup.com

December 21, 2012

Plainsboro Funds

4 Windmill Court

Plainsboro, New Jersey 08536

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm in the Prospectus  under the caption “Other Fund Service Providers”,and in the Statement of Additional Information for the Plainsboro China Fund,the sole series portfolio of the Plainsboro Funds (the “Trust”), which is included in Post-Effective Amendment No. 2 to  the Registration Statement under the Securities Act of 1933, as amended (No. 333-174385), and Amendment No. 4 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22560), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

On behalf of The Law Offices of John H. Lively & Associates, Inc.